FOR:	Immediate Release	CONTACT:	Larry Lentych
	January 22, 2009		574 235 2000

Andrea Short
574 235 2000

1st Source Corporation Announces Fourth Quarter, Year End Results
Dividend Declared

    South Bend, IN--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank today reported net income of $12.32 million for the fourth quarter of 2008, compared to the $7.83 million of net income reported for the fourth quarter of 2007. Diluted net income per common share for the fourth quarter of 2008 amounted to $0.50, compared to $0.32 per common share reported in the fourth quarter of 2007.  For the year, net income was $33.39 million in 2008, an increase of 9.32 percent from the $30.54 million reported for the year 2007. Diluted net income per common share for 2008 amounted to $1.37, up 7.03 percent compared to $1.28 diluted net income per common share for 2007.

    The Board of Directors approved a fourth quarter cash dividend of $0.14 per share, which is equal to the cash dividend declared in the same period a year earlier. The dividend is payable on February 13, 2009 to shareholders of record on February 3, 2009.

    Net income for the quarter was positively impacted by Wasatch Advisors, Inc. acquiring certain assets of 1st Source Corporation Investment Advisors which resulted in an $11.49 million pre-tax (after-tax $7.14 million) gain. 1st Source Monogram Mutual Funds - the Income Equity Fund, the Long/Short Fund and the Income Fund were re-branded with both the Wasatch and 1st Source name and continue to be managed by the same portfolio managers.

    Christopher J. Murphy III, Chairman of 1st Source Corporation, commented, “Obviously, we are pleased with the nice increase in net income in the fourth quarter for 1st Source Corporation allowing us to complete 2008 with a nine percent gain over the previous year.  With that said, there were a lot of moving parts that made it a challenging quarter, and we are not pleased with the strength of our core earnings. During the quarter, we had positives and negatives going both ways. And, in spite of strong credit performance, we continued to build reserves for losses inherent in our loan portfolio as this economy continues to deteriorate causing layoffs and rising unemployment in our local community banking markets and stresses among our specialty finance clients."

    Mr. Murphy continued, "In December, Wasatch Advisors, Inc. acquired certain assets of 1st Source Corporation Investment Advisors giving us an $11.49 million dollar gain. This gain was tempered by a mortgage servicing rights impairment charge of $1.86 million caused by falling interest rates, an additional $0.56 million impairment on Fannie Mae, Freddie Mac and other preferred stocks, and by providing $7.05 million to our loan and lease loss reserve."

    "During the quarter, we saw an increase in our nonperforming assets, and while having only $2.88 million in net charge-offs, we still provided $7.05 million to our loan and lease loss reserve, building it to 2.42 percent of total loans and leases compared to 2.09 percent at the end of 2007. Even though we did not participate in the subprime mortgage markets nor in heavy real estate development lending, we are still a reflection of our Midwest manufacturing and durable goods markets hit hard by the overall economic downturn. Also, interest rates dropped in December, negatively affecting our net interest margin towards the end of the quarter. This compression in rates creates the possibility of a strain on earnings in the coming year."

    Mr. Murphy concluded, "With all the turbulence in the financial industry we remain strong, stable, local and personal. We are a well capitalized organization, with an equity to assets ratio in excess of ten percent, and remain focused on providing straight talk and sound advice to our clients, maintaining rigorous cost control within the organization, and keeping a sharp eye on credit quality."

    The net interest margin was 3.30 percent for the fourth quarter of 2008 versus 3.21 percent for the same period in 2007.  The net interest margin was 3.34 percent for the year ended December 31, 2008, versus 3.18 percent for the same period in 2007.  Tax-equivalent net interest income was $34.24 million for the fourth quarter of 2008, up 3.33 percent from 2007’s fourth quarter.  For the year, tax-equivalent net interest income was $135.75 million compared to $122.53 million for 2007, an increase of 10.78 percent.

    1st Source’s reserve for loan and lease losses as of December 31, 2008, was 2.42 percent of total loans and leases, compared to 2.09 percent as of December 31, 2007. Net charge-offs were $2.88 million for the fourth quarter 2008, compared to $1.48 million a year ago. Net charge-offs for the year were $3.47 million compared to $2.11 million in 2007. The ratio of nonperforming assets to net loans and leases was 1.30 percent on December 31, 2008, compared to 0.56 percent on December 31, 2007.

    Noninterest income for the fourth quarter of 2008 was $30.23 million, compared to $16.17 million for the fourth quarter of 2007.  The predominate factors causing the increase was the sale of certain assets of 1st Source Corporation Investment Advisors for a gain of $11.49 million, as mentioned above; the recording of $0.56 million of impairment on Fannie Mae, Freddie Mac, and other preferred equities versus $4.11 million of impairment on these preferred equities in the fourth quarter of 2007.  These increases were partially offset by a decrease in mortgage banking income due to mortgage servicing rights impairment of $1.86 million.  For the year, noninterest income was $84.00 million, up 18.95 percent from

2007, as the increase due to the sale of certain assets of 1st Source Corporation Investment Advisors was largely offset by increased impairment on the preferred equities.  Trust fees, service charges on deposit accounts, insurance commissions, equipment rental income and other income all increased in 2008 as compared to 2007.

    Noninterest expense for the fourth quarter of 2008 was $38.50 million, an increase of 5.12 percent as compared to the fourth quarter of 2007.  For the year, noninterest expense was $153.11 million, up 9.12 percent from one year ago.  The leading factor in the year-to-date change was increased expenses due to the May 31, 2007 acquisition of First National Bank, Valparaiso.

    As of December 31, 2008, the 1st Source common equity-to-assets ratio was 10.16 percent, compared to 9.68 percent a year ago. Shareholders’ equity was $453.66 million, up from $430.50 million a year ago. Total assets at the end of the fourth quarter of 2008 were $4.46 billion, up slightly compared to the same period last year. Total loans and leases were up 3.35 percent and total deposits were up 1.29 percent from the comparable figures at the end of the fourth quarter of 2007.

    1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 79 banking centers in 17 counties, 24 locations nationwide for the 1st Source Bank Specialty Finance Group, 7 Trust and Wealth management locations plus 7 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

    1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “possible,” “project,” “will,” “should,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

    1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

1st SOURCE CORPORATION
4th QUARTER 2008 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)

	Three Months Ended December 31	Three Months Ended December 31	Twelve Months Ended December 31	Twelve Months Ended December 31
	2008	2007	2008	2007
END OF PERIOD BALANCES
Assets			$4,464,174	$4,447,104
Loans and leases			3,298,212	3,191,441
Deposits			3,514,542	3,469,663
Reserve for loan and lease losses			79,776	66,602
Intangible assets			91,691	93,567
Common shareholders' equity			453,664	430,504

AVERAGE BALANCES
Assets	$4,449,887	$4,440,229	$4,400,523	$4,151,309
Earning assets	4,132,596	4,092,830	4,068,614	3,852,729
Investments	679,595	770,992	713,812	736,798
Loans and leases	3,298,351	3,177,892	3,263,276	2,992,540
Deposits	3,388,553	3,497,307	3,374,270	3,269,806
Interest bearing liabilities	3,557,059	3,550,482	3,509,112	3,314,812
Common shareholders' equity	447,085	433,928	444,148	408,975

INCOME STATEMENT DATA
Net interest income	$33,342	$32,069	$132,160	$118,910
Net interest income - FTE	34,239	33,135	135,747	122,533
Provision for loan and lease losses	7,045	3,250	16,648	7,534
Noninterest income	30,229	16,166	84,003	70,619
Noninterest expense	38,501	36,626	153,114	140,312
Net income	12,315	7,826	33,386	30,539

PER SHARE DATA
Basic net income per common share	$0.51	$0.32	$1.38	$1.30
Diluted net income per common share	0.50	0.32	1.37	1.28
Cash dividends paid per common share	0.16	0.14	0.58	0.56
Book value per common share	18.82	17.87	18.82	17.87
Tangible book value per common share	15.01	13.99	15.01	13.99
Market value - High	25.56	24.47	30.00	32.62
Market value - Low	12.61	16.28	12.61	16.28
Basic weighted average common shares outstanding	24,110,930	24,130,772	24,105,753	23,516,342
Diluted weighted average common shares outstanding	24,390,637	24,420,402	24,387,732	23,809,867

KEY RATIOS
Return on average assets	1.10%	0.70%	0.76%	0.74%
Return on average common shareholders' equity	10.96	7.16	7.52	7.47
Average common shareholders' equity to average assets	10.05	9.77	10.09	9.85
End of period tangible common equity to tangible assets	8.28	7.74	8.28	7.74
Net interest margin	3.30	3.21	3.34	3.18
Efficiency: expense to revenue	68.65	66.62	67.23	68.77
Net charge-offs to average loans and leases	0.35	0.18	0.11	0.07
Loan and lease loss reserve to loans and leases	2.42	2.09	2.42	2.09
Nonperforming assets to loans and leases	1.30	0.56	1.30	0.56

ASSET QUALITY
Loans and leases past due 90 days or more			$1,022	$1,105
Nonaccrual and restructured loans and leases			36,555	10,136
Other real estate			1,381	783
Former bank premises held for sale			3,356	4,038
Repossessions			1,669	2,291
Equipment owned under operating leases			185	126
Total nonperforming assets			44,168	18,479

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2008	December 31, 2007
ASSETS
Cash and due from banks	$119,771	$153,137
Federal funds sold and interest bearing deposits with other banks	6,951	25,817
Investment securities available-for-sale
(amortized cost of $715,380 and $775,922 at
December 31, 2008 and 2007, respectively)	724,754	794,918
Other investments	18,612	-
Trading account securities	100	-
Mortgages held for sale	46,686	25,921

Loans and leases, net of unearned discount:
Commercial and agricultural loans	643,440	593,806
Auto, light truck and environmental equipment	353,838	305,238
Medium and heavy duty truck	243,375	300,469
Aircraft financing	632,121	587,022
Construction equipment financing	375,983	377,785
Loans secured by real estate	918,749	881,646
Consumer loans	130,706	145,475
Total loans and leases	3,298,212	3,191,441
Reserve for loan and lease losses	(79,776)	(66,602)

Net loans and leases	3,218,436	3,124,839

Equipment owned under operating leases, net	83,062	81,960
Net premises and equipment	40,491	45,048
Goodwill and intangible assets	91,691	93,567
Accrued income and other assets	113,620	101,897

Total assets	$4,464,174	$4,447,104

LIABILITIES
Deposits:
Noninterest bearing	$416,960	$418,529
Interest bearing	3,097,582	3,051,134
Total deposits	3,514,542	3,469,663

Federal funds purchased and securities sold
under agreements to purchase	272,529	303,429
Other short-term borrowings	23,646	34,403
Long-term debt and mandatorily redeemable securities	29,832	34,702
Subordinated notes	89,692	100,002
Accrued expenses and other liabilities	80,269	74,401
Total liabilities	4,010,510	4,016,600

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	342,982	342,840
Retained earnings	136,877	117,373
Cost of common stock in treasury	(32,019)	(32,231)
Accumulated other comprehensive income	5,824	2,522
Total shareholders' equity	453,664	430,504

Total liabilities and shareholders' equity	$4,464,174	$4,447,104

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31	December 31	December 31	December 31
	2008	2007	2008	2007
Interest income:
Loans and leases	$49,416	$56,864	$204,006	$216,186
Investment securities, taxable	4,882	6,476	22,170	25,136
Investment securities, tax-exempt	1,803	2,257	7,707	7,608
Other	439	1,375	1,425	4,657

Total interest income	56,540	66,972	235,308	253,587

Interest expense:
Deposits	19,787	29,864	86,903	115,113
Short-term borrowings	1,192	2,695	7,626	10,935
Subordinated notes	1,647	1,815	6,714	6,051
Long-term debt and mandatorily redeemable securities	572	529	1,905	2,578

Total interest expense	23,198	34,903	103,148	134,677

Net interest income	33,342	32,069	132,160	118,910
Provision for loan and lease losses	7,045	3,250	16,648	7,534

Net interest income after provision for
loan and lease losses	26,297	28,819	115,512	111,376

Noninterest income:
Trust fees	4,444	4,200	18,599	15,567
Service charges on deposit accounts	5,402	5,396	22,035	20,470
Mortgage banking income (loss)	(499)	468	2,994	2,868
Insurance commissions	1,241	1,126	5,363	4,666
Equipment rental income	6,430	5,582	24,224	21,312
Other income	2,457	2,822	9,293	8,864
Gain on sale of certain Investment Advisor assets	11,492	-	11,492	-
Investment securities and other investment losses	(738)	(3,428)	(9,997)	(3,128)
Total noninterest income	30,229	16,166	84,003	70,619

Noninterest expense:
Salaries and employee benefits	17,969	18,190	76,965	73,944
Net occupancy expense	2,409	2,478	9,698	9,030
Furniture and equipment expense	3,540	4,307	15,095	15,145
Depreciation - leased equipment	5,184	4,482	19,450	17,085
Professional fees	1,993	1,486	8,446	4,575
Supplies and communication	1,619	1,537	6,782	5,987
Business development and marketing expense	1,225	1,486	3,749	4,788
Other expense	4,562	2,660	12,929	9,758
Total noninterest expense	38,501	36,626	153,114	140,312

Income before income taxes	18,025	8,359	46,401	41,683
Income tax expense	5,710	533	13,015	11,144

Net income	$12,315	$7,826	$33,386	$30,539

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com